Exhibit 99.1

Immunome Reports Third Quarter 2026 Financial Results and Provides Business Update

November 9, 2026

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Varegacestat PDUFA target action date of April 28, 2027; Marketing Authorization Application (MAA) validated by the European Medicines Agency (EMA)
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Initial IM-1021 results show objective responses across all dose levels evaluated in B-cell non-Hodgkin lymphoma; updated Phase 1 dataset expected at ASH on December 14
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Investigational New Drug (IND) clearance received for IM-1340, a potential first-in-class solid tumor antibody-drug conjugate (ADC), with Phase 1 trial initiation expected by year-end 2026

BOTHELL, Wash. – Immunome, Inc. (Nasdaq: IMNM), a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class cancer therapies, today announced financial results for the quarter ended September 30, 2026, and provided a business update.

“We made significant progress across our oncology pipeline in recent months,” said Clay B. Siegall, Ph.D., President and Chief Executive Officer of Immunome. “We continue to advance varegacestat toward approval and launch, with an FDA PDUFA date of April 28, 2027, and recent EMA validation of our MAA. Beyond varegacestat, we now have three programs in the clinic, with IM-1340 expected to become the fourth by year-end. We are progressing the Phase 1 study of IM-1021, our ROR1-targeted ADC, and look forward to presenting updated Phase 1 data at ASH in December.”

Pipeline Highlights

Varegacestat:

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The U.S. FDA accepted the varegacestat NDA in July 2026 and assigned a PDUFA target action date of April 28, 2027.
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In October 2026, the EMA validated Immunome’s MAA for varegacestat for the treatment of adults with desmoid tumors.
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Additional Phase 3 RINGSIDE data, including patient-reported outcomes, were presented across three posters and a rapid oral session at the 2026 European Society for Medical Oncology (ESMO) Congress.

IM-1021: The Phase 1 clinical trial of IM-1021 is ongoing, and Immunome expects to present an updated dataset at the 2026 American Society of Hematology (ASH) Annual Meeting on December 14, 2026. Previously reported results as of the June 26, 2026 abstract data cutoff included:

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Among 11 response-evaluable patients with diffuse large B-cell lymphoma (DLBCL), the objective response rate was 64% (7/11), including three complete responses. Across all 19 response-evaluable patients with B-cell non-Hodgkin lymphoma (B-NHL), the objective response rate was 53% (10/19), including five complete responses.
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Among 25 treated B-NHL patients, treatment-emergent adverse events (TEAEs) were reported in 92%. Grade 3 or higher TEAEs occurred in 52% of B-NHL patients, of which the most common was neutropenia (44%).

IM-1617: In June 2026, the first patient was dosed in the Phase 1, first-in-human trial evaluating IM-1617 in patients with advanced solid tumors. IM-1617 is an ADC directed at an undisclosed solid tumor target and incorporates HC74, Immunome’s proprietary TOP1 inhibitor payload. The study is expected to include participants with advanced solid tumors, including colorectal cancer, non-small cell lung cancer and breast cancer.

IM-1340: Immunome received IND clearance for IM-1340 in September 2026. The company plans to initiate a Phase 1 trial by year-end. IM-1340 is a potential first-in-class ADC directed at an undisclosed solid tumor target and incorporates HC74, Immunome’s proprietary TOP1 inhibitor payload. The trial is expected to include patients with advanced solid tumors, including colorectal cancer, non-small cell lung cancer, small cell lung cancer and neuroendocrine neoplasms.

IM-3050: In July 2026, the first patient was dosed in the Phase 1, first-in-human trial evaluating IM-3050 in patients with FAP-expressing advanced solid tumors. The trial is designed to evaluate safety, tolerability, dosimetry, pharmacokinetics and preliminary anti-tumor activity of the investigational FAP-targeted radioligand therapy.

Preclinical ADC Pipeline: Immunome expects to submit an IND for IM-1335 in late 2026. The program is directed at an undisclosed solid tumor target and incorporates HC74. Additional undisclosed ADCs are in discovery and lead optimization to support INDs in 2027 and beyond.

Third Quarter 2026 Financial Results

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As of September 30, 2026, cash, cash equivalents and marketable securities totaled $461.6 million. Immunome expects its current cash position to fund operations into 2028.
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Research and development expenses for the quarter ended September 30, 2026, were $69.5 million, including stock-based compensation expense of $6.6 million.
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General and administrative expenses for the quarter ended September 30, 2026, were $20.9 million, including stock-based compensation expense of $6.2 million.
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Immunome reported a net loss of $85.8 million for the quarter ended September 30, 2026.

About Immunome, Inc.

Immunome is a clinical-stage targeted oncology company committed to developing first-in-class and best-in-class cancer therapies. We are advancing an innovative portfolio of therapeutics, supported by a leadership team with deep experience in the design, development, and commercialization of cutting-edge therapies, including antibody-drug conjugates. Our pipeline includes varegacestat, an investigational gamma secretase inhibitor for which an NDA has been accepted by the U.S. FDA and an MAA has been validated by the EMA; IM-1021, a clinical-stage ROR1 ADC; IM-1617, a clinical-stage solid tumor ADC; IM-3050, a clinical-stage FAP-targeted radioligand therapy; and IM-1340, an IND-cleared solid tumor ADC. We are also advancing a broad portfolio of early-stage ADCs pursuing undisclosed solid tumor targets.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release that are not purely historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “planned,” “expected,” “focused,” “advance,” “projected,” “will,” “potential,” “expect,” “intend,” “plan,” “pursue,” “support,” “expects,” “advancing,” and similar expressions to identify these forward-looking statements. These forward-looking statements include statements regarding progress of Immunome’s pipeline and achievement of key milestones; the proposed timeline for expected data with respect to Immunome’s pipeline; Immunome’s plans and timing for submission of additional INDs; the design and anticipated scope of Immunome’s ongoing and planned clinical trials; the potential of Immunome’s pipeline of assets to be first-in-class and best-in-class; Immunome’s plans and timeline for initiating additional clinical trials; Immunome’s expected cash runway; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. These forward-looking statements are based on Immunome’s current expectations and involve assumptions that may never materialize or may prove to be incorrect; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including the risk that regulatory approvals for Immunome’s programs and product candidates are not obtained, are delayed or are subject to unanticipated conditions; the risk that preclinical data may not be predictive of clinical data or that early clinical data may not be predictive of later clinical data, regulatory approval or commercial viability; the risk of reliance on third-party vendors; the risk that Immunome’s programs and product candidates fail to achieve their intended endpoints; the risk that Immunome will not be able to realize the benefits of its strategic transactions; uncertainties related to Immunome’s capital requirements and Immunome’s expected cash runway; Immunome’s ability to grow and advance its pipeline and successfully execute on its business plan; and other risks and uncertainties included under the caption “Risk Factors” in Immunome’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, filed with the Securities and Exchange Commission (“SEC”) on August 11, 2026, and in Immunome’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, to be filed with the SEC later today. These documents can also be accessed on Immunome’s website at www.immunome.com by clicking on the link “Financials” under the “Investors” tab. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by law, Immunome assumes no obligation and does not intend to update any forward-looking statements included in this press release.

Investor Contact:

Max Rosett

Chief Financial Officer

investors@immunome.com

IMMUNOME, INC.

Condensed Consolidated Balance Sheets

(in thousands)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$212,842	$653,482
Marketable securities	248,740	—
Prepaid expenses and other current assets	16,213	7,295
Total current assets	477,795	660,777
Property and equipment, net	16,670	14,636
Operating right-of-use assets	3,881	2,978
Restricted cash	210	210
Other long-term assets	6,971	4,587
Total assets	$505,527	$683,188
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,461	$3,339
Accrued expenses and other current liabilities	36,505	41,651
Total current liabilities	40,966	44,990
Operating lease liabilities, net of current portion	10,258	3,855
Total liabilities	51,224	48,845
Stockholders’ equity:
Preferred stock	—	—
Common stock	11	11
Additional paid-in capital	1,395,672	1,362,496
Accumulated other comprehensive loss	(467)	—
Accumulated deficit	(940,913)	(728,164)
Total stockholders’ equity	454,303	634,343
Total liabilities and stockholders’ equity	$505,527	$683,188

IMMUNOME, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

(unaudited)

	Three Months Ended September 30,
	2026	2025
Collaboration revenue	$—	$—
Operating expenses:
Research and development(1)	69,506	49,193
General and administrative(1)	20,856	10,945
Total operating expenses	90,362	60,138
Loss from operations	(90,362)	(60,138)
Interest income	4,579	2,681
Net loss	$(85,783)	$(57,457)
Net loss per share, basic and diluted	$(0.76)	$(0.65)
Weighted-average shares outstanding, basic and diluted	113,564,748	87,957,868
Comprehensive loss:
Net loss	$(85,783)	$(57,457)
Unrealized (loss) gain on marketable securities	(134)	24
Comprehensive loss	$(85,917)	$(57,433)

(1) Amounts include non-cash share-based compensation as follows (in thousands):

	Three Months Ended September 30,
	2026	2025
Research and development	$6,583	$2,851
General and administrative	6,178	3,896
Total share-based compensation expense	$12,761	$6,747